    BlackBerry Announces New Patent Sale Transaction With Leading Patent Monetization Company for up to $900 Million

Executes Agreement with Key Patent Innovations; Terminates Agreement with Catapult

WATERLOO, ONTARIO – March 21, 2023 – BlackBerry Limited (NYSE: BB; TSX: BB) announced today that it has entered into an agreement to sell substantially all of its non-core patents and patent applications to Malikie Innovations Limited (“Malikie”), a newly-formed subsidiary of Key Patent Innovations Limited (“KPI”), a leading intellectual property monetization company, for a combination of cash at closing and potential future royalties in the aggregate amount of up to $900 million.

The transaction is not subject to any financing conditions. Funding has been secured from a leading US-based investment firm, with in excess of $30 billion of assets under management.

“We’re extremely pleased to have executed this agreement with KPI, whose industry-leading expertise and experience positions them well to realize the patent portfolio’s potential and enhance returns for BlackBerry,” said John Chen, Executive Chairman & CEO, BlackBerry. “This transaction, once complete, will further strengthen our balance sheet while simplifying our business and enabling increased focus on our core IoT and Cybersecurity opportunities.”
“We are very excited to have completed this transaction with a partner of BlackBerry’s calibre, and we look forward to getting to work to maximize returns from this portfolio,” said Angela Quinlan, Managing Director, KPI.
Under the terms of the agreement, BlackBerry will receive $170 million in cash on closing and an additional $30 million in cash by no later than the third anniversary of closing. BlackBerry will also be entitled to receive annual cash royalties from the profits generated from the BlackBerry patents, on the following basis:
•8% of the first $500 million of profits;
•15% of the next $250 million of profits;
•30% of the next $250 million of profits; and
•50% of all subsequent profits.
Royalty payments to BlackBerry will initially be capped at $700 million, subject to an annual cap increase of an amount equal to 4% of the remaining portion of the $700 million that has not been paid to BlackBerry as of the date of the increase. Malikie’s costs will also be capped in the calculation of profits generated.
Approximately 32,000 patents and applications relating primarily to mobile devices, messaging and wireless networking will be sold in the transaction with Malikie. The transaction excludes patents and applications that are necessary to support BlackBerry’s current core business operations. It also excludes approximately 120 monetizable non-core patent families relating to mobile devices (representing approximately 2,000 patents and applications which are primarily standards essential), as well as all existing revenue generating agreements. BlackBerry will receive a license back to the patents being sold and the transaction will not impact customers’ use of any of BlackBerry’s products, solutions or services.
Completion of the transaction is conditional upon, among other things, satisfaction of all regulatory conditions under the Hart–Scott–Rodino Antitrust Improvements Act in the United States and the Investment Canada Act.

Termination of Agreement with Catapult:
On December 20, 2022, BlackBerry provided an update on its previously-announced patent portfolio sale transaction with Catapult IP Innovations, Inc., indicating that Catapult was working with a financing partner and that the parties were negotiating definitive closing documents. BlackBerry also disclosed that it was then in advanced term sheet discussions with another party that was fully financed, and which had completed its due diligence on the portfolio.
Catapult was unable to secure financing that would have enabled it to complete the previously-announced transaction on amended terms that were acceptable to BlackBerry, and therefore BlackBerry has terminated its agreement with Catapult and has instead entered into the patent sale agreement with Malikie.

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About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including over 215M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety, and data privacy solutions, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems.  BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.

For more information, visit BlackBerry.com and follow @BlackBerry.

Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investorrelations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

About Key Patent Innovations
Key Patent Innovations is one of the world’s leading intellectual property monetization companies. Based in Dublin, Ireland, KPI has expertise in identifying and unlocking value from patent portfolios, and partners with pioneering technology companies.

For more information, visit www.keypatentinnovations.ie.

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This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding the proposed transaction between BlackBerry and Malikie, the amount of consideration BlackBerry will receive in connection therewith, the anticipated timing and results of the proposed transaction and regulatory approvals, the potential impact of the proposed transaction on BlackBerry’s customers, the expectations and beliefs of BlackBerry, and other statements that are not historical facts.

The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on BlackBerry’s current plans, objectives, estimates, assumptions, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond BlackBerry’s control. Many factors could cause actual achievements with respect to the transaction and the timing of events to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks and uncertainty associated with Malikie’s and BlackBerry’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all; risks and uncertainties related to the required financing and the satisfaction of the regulatory and other conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the patent sale agreement relating to the proposed transaction; effects relating to the announcement of the termination of the Catapult patent sale agreement, the announcement of the proposed Malikie transaction or any further announcements or the consummation of the proposed transaction on the market price of BlackBerry’s common shares; failure to realize the expected benefits of the proposed transaction, including risks associated with the payment of consideration post-closing and the availability of funds therefor; risks related to future opportunities and plans for BlackBerry’s business and results of BlackBerry following completion of the proposed transaction; the risk of litigation in connection with the proposed transaction, including resulting expense or delay; significant transaction costs and/or unknown or inestimable liabilities; risks related to diverting the attention of BlackBerry management from ongoing business operations; risks related to the proposed transaction disrupting BlackBerry’s operations and making it more difficult to conduct business as usual or for BlackBerry to maintain relationships with consumers, resellers, channel partners or other third parties; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities and other changes in laws and regulatory initiatives; adverse economic, geopolitical and environmental conditions; and other risks and uncertainties affecting BlackBerry, including those described from time to time under the caption “Risk Factors” and elsewhere in BlackBerry’s SEC filings and reports, including those discussed in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedar.com or www.sec.gov). All of these factors should be considered carefully and readers should not place undue reliance on BlackBerry’s forward-looking statements. Moreover, other risks and uncertainties of which BlackBerry is not currently aware may also affect its forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

The forward-looking statements made in this news release are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates. BlackBerry has no intention and undertakes no obligation, and expressly disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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